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Avaya Appoints Alan Masarek as President and CEO

Industry Veteran Brings Over 30 Years of Software and Cloud-Based Business Experience to Lead Avaya’s Business Model Transformation

RALEIGH-DURHAM, N.C.– July 28, 2022 – Avaya Holdings Corp. (NYSE: AVYA) today announced that Alan Masarek has been appointed as its President and CEO and as a member of Avaya’s Board of Directors, effective August 1, 2022. Mr. Masarek will succeed Jim Chirico, who will be removed from his positions as President and CEO of Avaya, effective August 1, 2022, and is resigning as a member of Avaya’s Board. Mr. Chirico will remain employed with Avaya through August 16, 2022 and will work with Mr. Masarek to ensure a smooth transition for all stakeholders.

Mr. Masarek is an industry innovator with deep domain expertise in Enterprise Communications and transformational operational experience bringing together UCaaS, CCaaS and CPaaS capabilities, which are key elements of the Avaya OneCloud™ Experience platform. He most recently served as CEO of Vonage Holdings Corp., where he led the company through an era of transformation from a VoIP-based residential phone provider into a global enterprise cloud communications company. Prior to his time at Vonage, Mr. Masarek was Director, Chrome & Apps at Google, Inc., following Google’s acquisition of his prior company, Quickoffice, Inc., where he served as Co-founder and CEO.

Bill Watkins, Chairman of Avaya’s Board, said, “We are thrilled to welcome Alan as President and CEO. Alan is a proven transformational leader, and after a rigorous search process, the Board is confident that Alan is the ideal choice to lead the company into the future. We look forward to benefiting from his decades of industry expertise as we take the next steps to position the company for long-term success.”

Mr. Masarek commented, “Avaya benefits from an industry-leading brand, world-class customer base and global reach, a rich history of innovation and strong partner ecosystem. I look forward to leveraging my background and years of cloud communications experience to propel Avaya to renewed growth and profitability as we build on the company’s strong fundamentals. At the same time, I intend to undertake a comprehensive strategic and operating review of all facets of the business with the goal of delivering industry-leading solutions to our global customers and enhancing value for all stakeholders.”

Mr. Watkins continued, “The Board and I thank Jim for his nearly 15 years of service to Avaya and wish him all the best in his future endeavors.”

About Alan Masarek
Alan Masarek has over 30 years of experience leading communications, information technology and business services companies. Most recently, he was CEO of Vonage Holdings Corp. and a member of its Board of Directors from November 2014 to June 2020. As CEO, Mr. Masarek ushered in an era of transformation for Vonage, transforming the company from a VoIP-based residential phone provider into a global enterprise cloud communications company. During his tenure, Vonage completed eight acquisitions, and market capitalization increased severalfold. As importantly, Mr. Masarek led a revitalization of Vonage’s culture, creating a talent-driven organization with a culture of agility, technology innovation and customer centricity.

Prior to Vonage. Mr. Masarek served as Director, Chrome & Apps Google, Inc. from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder and CEO of Quickoffice, Inc. Under his leadership, Quickoffice became one of the world’s most embedded mobile productivity software solutions, engaging more than 26 million registered users at the time of Google’s purchase.

Mr. Masarek earned his M.B.A., with Distinction, from Harvard Business School and his B.B.A., magna cum laude, from the University of Georgia.

About Avaya
Businesses are built by the experiences they provide, and everyday millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping what's next for the future of work, with innovation and partnerships that deliver game-changing business benefits. Our cloud communications solutions and multi-cloud application ecosystem power personalized, intelligent, and effortless customer and employee experiences to help achieve strategic ambitions and desired outcomes. Together, we are committed to help grow your business by delivering Experiences that Matter. Learn more at http://www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology. Avaya has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Avaya believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. The factors are discussed in Avaya’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) available at www.sec.gov, and may cause Avaya’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Avaya cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Avaya undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Source: Avaya Newsroom

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